Report of Independent
Registered Public Accounting
       Firm


To the Board of Trustees and
Shareholders
of The Masters' Select Funds
Trust


In planning and performing our
audits of the financial statements
of The Masters' Select Equity
Fund, The Masters' Select
International Fund, The Masters'
Select Value Fund, and The
Masters' Select Smaller
Companies Fund (the "Funds")
for the year ended December 31,
2004, we considered their
internal control, including control
activities for safeguarding
securities, in order to determine
our auditing procedures for the
purpose of expressing our
opinion on the financial
statements and to comply with
the requirements of Form N-
SAR, not to provide assurance
on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls.
Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud
may occur and not be detected.
Also, projection of any
evaluation of internal control to
future periods is subject to the
risk that controls may become
inadequate because of changes in
conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the Public
Company Accounting Oversight
Board (United States).  A
material weakness, for purposes
of this report, is a condition in
which the design or operation of
one or more of the internal
control components does not
reduce to a relatively low level
the risk that misstatements
caused by error or fraud in
amounts that would be material
in relation to the financial
statements being audited may
occur and not be detected within
a timely period by employees in
the normal course of performing
their assigned functions.
However, we noted no matters
involving internal control and its
operation, including controls for
safeguarding securities, that we
consider to be material
weaknesses as defined above as
of December 31, 2004.

This report is intended solely for
the information and use of the
Board of Trustees, management
and the Securities and Exchange
Commission and is not intended
to be and should not be used by
anyone other than these specified
parties.


PricewaterhouseCoopers LLP
San Francisco, California
February 18, 2005